Exhibit (10) (xxxi)

COOPER TIRE & RUBBER COMPANY

NONQUALIFIED KEY EMPLOYEE DEFERRED COMPENSATION PLAN

PARTICIPATION AGREEMENT

This Nonqualified Key Employee Deferred Compensation Plan Participation Agreement (the “Participation Agreement”) is between the undersigned,             (the “Participant”) and Cooper Tire & Rubber Company (the “Company”), and is subject to all of the terms and conditions of the Company’s Nonqualified Key Employee Deferred Compensation Plan (the “Plan”). By signing this Participation Agreement, the Participant is acknowledging participation in the Plan and agrees to be bound by the provisions of the Plan. Capitalized terms not defined herein shall have the meanings set forth in the Plan.

The undersigned acknowledges participation in the Plan and hereby makes the following required elections and commitments in order to receive the deferred compensation in accordance with the terms of the Plan.

This Participation Agreement is effective as of for the current Plan Year, ending December 31, 2009, and each subsequent Plan Year, until terminated in accordance with the terms of the Plan.

1.	Deferral. The Participant acknowledges the designation by the Company that he is a Participant in the Plan and the grant of deferred compensation in the amount of $ which will be earned and payable to Participant, together with income earned on such amount, to be collectively referred to as Deferred Pay, pursuant to the terms and conditions of the Plan and this Participation Agreement.

2.	Entitlement to Deferred Pay.

a.	The Participant shall be entitled to receive the Deferred Pay, provided the Participant remains in the continuous employ of the Company for a period of years from the date of this Participation Agreement. For purposes of this Participation Agreement, the Settlement Date, which is the date Participant shall be entitled to Deferred Pay, is .

b.	Notwithstanding the provisions of Section 2(a) above, Participant shall be entitled to receive a pro-rated amount of the Deferred Pay as of the date on which the Participant ceases to be employed by the Company due to death, Disability or Retirement.

3.	Forfeiture of Deferred Pay. Except as provided in Section 2(b) above, Participant’s right to receive the Deferred Pay that has not theretofore become nonforfeitable pursuant to Section 2(a) above shall be forfeited automatically and without further notice on the date that the Participant’s employment terminates for any reason, whether voluntarily or involuntarily.

4.	Distribution of Deferred Pay. The Participant may elect to receive distribution of Deferred Pay in the form specified below. Such distribution election must be made within thirty (30) days following the Settlement Date If Participant is a Specified Employee, distributions based upon a separation from service may be subject to a six month delay in distributions as described in the Plan.

Form of Distribution. The Participant may elect Deferral Pay be distributed either:

❑	In a single payment; or

❑	Deferred pursuant to the terms and conditions of the Company’s Executive Deferred Compensation Plan in accordance with the provisions of said plan, provided Participant has elected to defer payment pursuant to the provisions of said plan at least 12 months prior to the scheduled distribution hereunder.

5.	Beneficiary Designation. Pursuant to the terms and conditions of the Plan, the Participant may elect to have any undistributed balance credited in his or her Account paid in a lump sum to the following Beneficiary upon Participant’s death:

Name:
Relationship:
Address:

If the Beneficiary is a trust or other legal entity, please so indicate.

A Participant who would like to name more than one Beneficiary should contact the Administrator regarding such request.

If the Beneficiary predeceases the Participant, the following person is designated as contingent Beneficiary to receive any such unpaid balance:

Name:
Relationship:
Address:

6.	Participant Acknowledgment and Signature. The Participant understands that participation in the Plan is subject to the terms and conditions contained in the Plan, and acknowledges having received a copy of the Plan. The Participant understands that (i) the Deferred Pay made in Section 1 of this Participation Agreement will remain in effect until the Settlement Date; and (ii) the Beneficiary designation may be changed at any time by filing a subsequent designation with the Administrator.

The Participant understands that any Deferred Pay under the Plan are assets of the Company, are not segregated in a separate account solely for the Participant’s benefit, and may be subject to the claims of the Company’s creditors or used to discharge other legal obligations in the event the Company is declared insolvent or in the event of a bankruptcy.

IN WITNESS WHEREOF, the Participant has executed this Participation Agreement on the             day of             , 200        .

Print Name of Participant	Signature of Participant

Received and accepted by the Administrator of the Cooper Tire & Rubber Company Nonqualified Key Employee Deferred Compensation Plan this             day of             , 200        .

Signature of Administrator or Authorized Representative

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